EXHIBIT 4.3

CERTIFICATE OF TRUST

OF

SVB CAPITAL II

THIS Certificate of Trust of SVB CAPITAL II (the “Trust”) is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) (the “Act”).

1.             Name.  The name of the statutory trust formed hereby is SVB CAPITAL II.

2.             Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware is 1100 North Market Street, Wilmington, Delaware 19890.

3.             Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

Wilmington Trust Company,
as Trustee

By:	/s/ Kathleen A. Pendelini
Name: Kathleen A. Pendelini
Title: Financial Services Officer

/s/ Lauren Friedman
Name: Lauren Friedman,
as Administrative Trustee

/s/ Paulette Mehas
Name: Paulette Mehas,
as Administrative Trustee

/s/ Donal D. Delaney
Name: Donal D. Delaney,
as Administrative Trustee